EXHIBIT 99.5

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of common stock, par value $0.0001 per share, of Corsair Gaming, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: November 23, 2022

CORSAIR GROUP (CAYMAN), LP

By:	EagleTree-Carbide (GP), LLC, its GP,
By:	EagleTree Partners IV (GP), LP, its Sole Member,
By:	EagleTree Partners IV Ultimate GP, LLC, its General Partner,

By:	/s/ Stephanie R. McCavitt, as Attorney-in-Fact

EAGLETREE-CARBIDE (GP), LLC

By:	EagleTree Partners IV (GP), LP, its Sole Member,
By:	EagleTree Partners IV Ultimate GP, LLC, its General Partner,

By:	/s/ Stephanie R. McCavitt, as Attorney-in-Fact

EAGLETREE PARTNERS IV (GP), LP

By:	EagleTree Partners IV Ultimate GP, LLC, its General Partner,

By:	/s/ Stephanie R. McCavitt, as Attorney-in-Fact

EAGLETREE PARTNERS IV ULTIMATE (GP), LLC

By:	/s/ Stephanie R. McCavitt, as Attorney-in-Fact

ANUP BAGARIA

By:	/s/ Stephanie R. McCavitt, as Attorney-in-Fact

GEORGE L. MAJOROS, JR

By:	/s/ Stephanie R. McCavitt, as Attorney-in-Fact